UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2018

VITAXEL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia	N/A
(Address of principal executive offices)	(Zip Code)

603.2143.2889

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Financial Information

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, Vitaxel Group Limited (the “Company”), a Nevada corporation, entered into an agreement for the acquisition (the “Acquisition”) of Grande Legacy Inc., a British Virgin Islands Company (“Grande Legacy”), pursuant to a Share Sale Agreement (as amended from time to time, the “Agreement”) effective December 15, 2017 with Lim Hui Sing and Leong Yee Ming (together, the “Sellers”) and Vitaxel Sdn. Bhd., a wholly-owned subsidiary of the Company as purchaser (the “Purchaser”) (See, Current Report on Form 8-K dated December 19, 2017, and Current Report on Form 8-K dated June 11, 2018). As the consideration for the transaction, the company was required to issue to each of the Sellers 37,500,000 shares of the Company’s common stock, or at total of 75,000,000 shares (the “Consideration Shares”).

Among the conditions to closing of the Acquisition, the parties agreed that:

●	The Company and Grande Legacy were required to complete the audit of Grande Legacy and the consolidated audited financial statements of the Company and Grande Legacy reflecting such transaction.

●	The Company would issue the 75,000,000 Consideration Shares to the Sellers within 30 days of the Company’s obtaining all shareholder approvals necessary to approve the issuance of said shares and to amend the Company’s Certificate of Incorporation by increasing its capitalization to facilitate such issuance.

While Grande Legacy was able to deliver its audited financial statements, the Company did not obtain the consents necessary to increase its capitalization so that it can issue the Consideration Shares.

Effective as of September 17, 2018, the Company has been advised by Grande Legacy that, as the Company did not obtain the requisite approvals for issuance of its shares, the Acquisition had been terminated. Nonetheless the Company continued to negotiate said termination in good faith.

In addition, the Company believes that the cost in completing the transaction would likely outweigh the benefits of completion of the acquisition at this point. Accordingly, the Company’s board has determined to allow the Acquisition to terminate and, entered into a Termination and Release Agreement relating to the foregoing termination, dated December 5, 2018. A copy of the Termination and Release Agreement is filed as an Exhibit to this Report.

Other than expenses incurred in connection with the Acquisition transaction, the Company has not paid any consideration and no Consideration Shares were issued. In addition, no penalties are payable by either party. Leong Yee Ming, the current principal executive officer and a director of the Registrant, is one of the two shareholders of Grande Legacy and did not receive consideration from the Agreement or termination thereof.

Notwithstanding the foregoing termination of the Acquisition, the License Agreement between the Company and Grande Legacy entered into on January 5, 2017, as amended, is still in full force and effect (See, Current Report on Form 8-K Dated January 23, 2018) as is the Company’s Management Agreement with them dated July 1, 2018, as amended. This agreement grants Grande Legacy the exclusive license to operate a direct selling, multi-level marketing platform offering travel, entertainment, lifestyle and other products and services using some of the Company’s marks and materials in countries other than Malaysia, Singapore and Thailand. Grande Legacy also continues to utilize the Credit Card portal of Vitaxel Sdn Bhd., a subsidiary of the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Termination and Release Agreement between Vitaxel Group Limited and Grande Legacy Inc., a British Virgin Islands Company, dated as of December 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAXEL GROUP LIMITED

Date: December 6, 2018	By:	/s/ Leong Yee Ming
	Name:	Leong Yee Ming
	Title:	Chief Executive Officer